Exhibit 99.1

FOR IMMEDIATE RELEASE

Lam Research Corporation Contact:

Carol Raeburn, Senior Director, Investor Relations, phone: 510/572-4450, e-mail: carol.raeburn@lamresearch.com

Lam Research Corporation Announces Financial Results for the Quarter Ended June 28, 2009

FREMONT, Calif., July 29, 2009 —Lam Research Corporation (NASDAQ: LRCX) highlights for the June 2009 quarter were:

	(in thousands, except per share data and percentages)
—	Revenue:		$217,764
—	Operating Margin:	U.S. GAAP:	-29.9%	Ongoing:	-21.4%
—	Net Loss:	U.S. GAAP:	$(88,490)	Ongoing:	$(57,005)
—	Diluted EPS:	U.S. GAAP:	$(0.70)	Ongoing:	$(0.45)

Lam Research Corporation today announced financial results for the quarter ended June 28, 2009. Revenue for the period was $217.8 million, gross margin was $67.8 million and net loss was $(88.5) million, or $(0.70) per diluted share, compared to revenue of $174.4 million, gross margin of $36.5 million and net loss of $(198.4) million, or $(1.58) per diluted share, for the March 2009 quarter. Shipments for the June 2009 quarter were $246 million compared to $159 million during the March 2009 quarter.

The Company’s ongoing results for the June 2009 quarter exclude certain costs for previously announced restructuring activities and asset impairments, a legal judgment, a non-cash goodwill impairment charge, certain one-time contract termination costs, a net tax expense for valuation allowance, net tax expense on resolution of certain tax matters, and interest and legal fees related to Internal Revenue Code Section 409A tax expenses. The Company’s ongoing results for the March 2009 quarter excluded certain costs for previously announced restructuring activities and asset impairments, a non-cash goodwill impairment charge, a net tax expense for a change in state tax law, a net tax expense and an exchange rate gain associated with the Company’s accelerated tax planning strategy, an investment impairment, and interest on Internal Revenue Code Section 409A tax expenses. Management uses the presentation of ongoing gross margin, ongoing operating expenses, ongoing operating loss, ongoing operating margin, ongoing net loss, and ongoing net loss per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of ongoing results is useful to investors for analyzing ongoing business trends and comparing performance to prior periods, and enhances the investor’s ability to view the Company’s results from management’s perspective. A table presenting a reconciliation of ongoing results to results under U.S. GAAP is included at the end of this press release and on the Company’s web site.

Ongoing net loss was $(57.0) million, or $(0.45) per diluted share in the June 2009 quarter compared to ongoing net loss of $(89.8) million, or $(0.71) per diluted share, for the March 2009 quarter. Ongoing gross margin for the June 2009 quarter was $67.8 million or 31.1%, compared to ongoing gross margin of $46.7 million, or 26.8%, for the March 2009 quarter. The sequential increase in gross margin was primarily due to improved factory and field utilization due to increased business volume. Ongoing operating expenses for the June 2009 quarter decreased to $114.3 million compared with the March 2009 quarter of $128.9 million. This decrease was driven by a full quarter savings in employee-related expenses and other cost reduction measures that were a part of the March 2009 quarter restructuring. In addition, in the March 2009 quarter, the Company recorded accounts receivable reserves for specific distressed customers that did not recur in the June 2009 quarter.

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Lam Announces Financial Results for the June 2009 Quarter

The geographic distribution of shipments and revenue during the June 2009 quarter is shown in the following table:

Region	Shipments	Revenue
North America	16%	18%
Europe	8%	10%
Japan	17%	17%
Korea	16%	14%
Taiwan	30%	29%
Asia Pacific	13%	12%

Cash and cash equivalents, short-term investments and restricted cash and investments balances were $757.8 million at the end of the June 2009 quarter, compared to $806.4 million at the end of the March 2009 quarter. Cash flows from operating activities were approximately $(58.1) million during the June 2009 quarter. Deferred revenue and deferred profit balances at the end of the June 2009 quarter were $64.7 million and $45.8 million, respectively. Our deferred revenue balance does not include shipments to Japanese customers, to whom title does not transfer until customer acceptance. Shipments to Japanese customers are classified as inventory at cost until the time of acceptance. The anticipated future revenue from shipments to Japanese customers was approximately $13 million as of June 28, 2009.

“Relative to the March quarter, business conditions improved in the June quarter, contributing to Lam’s ability to show improved financial results for the quarter. Shipments and revenues increased as a result of customer investments to add wafer starts at the leading edge in both foundry and memory, as well as higher fab utilization contributing to improvement in the customer service business,” said Steve Newberry, Lam’s president and chief executive officer. “While we are encouraged that our customers have increased spending on equipment, we plan to maintain our focus on cash management while continuing our strategic investments in leading-edge solutions for our customers’ current and next-generation wafer fabrication needs,” Newberry concluded.

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Lam Announces Financial Results for the June 2009 Quarter

Statements made in this press release which are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to the anticipated revenue from shipments to Japanese customers, the potential uses of our cash and other assets, our business focus on minimizing cash expenditures and making strategic investments in providing leading-edge solutions, and our projections for future business conditions. Some factors that may affect these forward-looking statements include: difficult business conditions in the semiconductor industry and the overall economy and the efficacy of our plans for reacting to those conditions, changing customer demands, the actions of our competitors, and the challenges presented by the development and marketing of our new products. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including specifically the report on Form 10-K for the year ended June 29, 2008, and the reports on Form 10-Q for the quarters ended September 28, 2008, December 28, 2008, and March 29, 2009, which could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.

Lam Research Corporation is a major provider of wafer fabrication equipment and services to the world’s semiconductor industry. Lam’s common stock trades on The NASDAQ Global Select Market SM under the symbol LRCX. Lam is a NASDAQ-100 ® company. For more information, visit www.lamresearch.com.

Consolidated Financial Tables Follow

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Lam Announces Financial Results for the June 2009 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data and percentages)

	Three Months Ended			Twelve Months Ended
	June 28, 2009	March 29, 2009	June 29, 2008	June 28, 2009	June 29, 2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(1)
Total revenue	$217,764	$174,412	$566,160	$1,115,946	$2,474,911
Cost of goods sold	150,007	127,680	318,900	706,219	1,282,494
Cost of goods sold - restructuring and asset impairments	—	10,217	12,610	20,993	12,610
Cost of goods sold - 409A expense	—	—	—	—	6,401

Total cost of goods sold	150,007	137,897	331,510	727,212	1,301,505
Gross margin	67,757	36,515	234,650	388,734	1,173,406
Gross margin as a percent of revenue	31.1%	20.9%	41.4%	34.8%	47.4%
Research and development	67,491	70,434	86,652	288,269	323,759
Selling, general and administrative	47,248	58,515	76,994	233,061	287,282
Goodwill impairment	7,179	89,076	—	96,255	—
Restructuring and asset impairments	5,396	13,028	6,366	44,513	6,366
409A expense	982	646	710	3,232	44,494
Legal judgment	4,647	—	—	4,647	—
In-process research and development	—	—	—	—	2,074

Total operating expenses	132,943	231,699	170,722	669,977	663,975

Operating income (loss)	(65,186)	(195,184)	63,928	(281,243)	509,431
Operating margin as a percent of revenue	-29.9%	-111.9%	11.3%	-25.2%	20.6%
Other income, net	2,869	13,497	10,344	18,150	67,545

Income (loss) before income taxes	(62,317)	(181,687)	74,272	(263,093)	576,976
Income tax expense	26,173	16,672	2,094	39,055	137,627

Net income (loss)	$(88,490)	$(198,359)	$72,178	$(302,148)	$439,349

Net income (loss) per share:
Basic net income (loss) per share	$(0.70)	$(1.58)	$0.58	$(2.41)	$3.52

Diluted net income (loss) per share	$(0.70)	$(1.58)	$0.57	$(2.41)	$3.47

Number of shares used in per share calculations:
Basic	126,273	125,566	125,046	125,595	124,647

Diluted	126,273	125,566	126,657	125,595	126,504

1	Derived from audited financial statements

Lam Announces Financial Results for the June 2009 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 28, 2009	March 29, 2009	June 29, 2008
	(unaudited)	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$374,167	$374,648	$732,537
Short-term investments	205,221	248,500	326,199
Accounts receivable, net	253,585	196,842	412,356
Inventories	233,410	260,667	282,218
Deferred income taxes	69,043	90,541	96,748
Other current assets	60,401	82,273	67,649

Total current assets	1,195,827	1,253,471	1,917,707
Property and equipment, net	215,666	225,864	235,735
Restricted cash and investments	178,439	183,277	146,072
Deferred income taxes	17,007	15,281	19,793
Goodwill and intangible assets	260,787	268,249	403,187
Other assets	84,145	87,340	84,261

Total assets	$1,951,871	$2,033,482	$2,806,755

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$340,763	$369,998	$637,679

Long-term debt and capital leases	$40,886	$40,708	$276,503
Income taxes payable	102,999	99,807	85,611
Other long-term liabilities	14,134	19,711	23,018
Minority interests	—	—	5,347
Stockholders’ equity	1,453,089	1,503,258	1,778,597

Total liabilities and stockholders’ equity	$1,951,871	$2,033,482	$2,806,755

1	Derived from audited financial statements

Lam Announces Financial Results for the June 2009 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended			Twelve Months Ended
	June 28, 2009	March 29, 2009	June 29, 2008	June 28, 2009	June 29, 2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(88,490)	$(198,359)	$72,178	$(302,148)	$439,349
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	17,694	19,650	19,227	72,417	54,704
Deferred income taxes	19,913	12,929	(4,652)	30,545	(26,661)
Equity-based compensation expense	13,358	10,227	11,629	53,042	42,516
Income tax benefit on equity-based compensation plans	(1,173)	(11,115)	26,815	(14,294)	83,472
Excess tax benefit on equity-based compensation plans	(237)	7,027	(21,666)	6,273	(58,904)
Net gain on settlement of call option	—	—	399	—	(33,839)
Goodwill impairment	7,179	89,076	—	96,255	—
Restructuring and asset impairments	5,396	23,245	18,976	65,506	18,976
Other, net	2,535	953	(996)	9,353	(3,319)
Changes in operating asset accounts	(34,295)	22,215	78,537	(95,078)	74,025

Net cash provided by (used for) operating activities	(58,120)	(24,152)	200,447	(78,129)	590,319

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(5,848)	(10,866)	(18,951)	(44,282)	(76,803)
Acquisitions of businesses, net of cash acquired	—	(11,706)	(6,918)	(19,457)	(482,574)
Net sales (purchases) of available-for-sale securities	93,056	33,961	(32,494)	173,764	18,822
Purchase of call option	—	—	—	—	(13,506)
Proceeds from settlement of call option	—	—	383	—	47,345
Purchase of other investments	—	—	—	(3,439)	(4,560)
Transfer of restricted cash and investments	(44,458)	558	17,233	(92,206)	15,471
Other	2,000	(8,375)	—	(8,375)	—

Net cash provided by (used for) investing activities	44,750	3,572	(40,747)	6,005	(495,805)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations	(911)	(239,703)	(1,500)	(256,047)	(251,714)
Net proceeds from issuance of long-term debt	—	—	1,915	625	251,915
Excess tax benefit on equity-based compensation plans	237	(7,027)	21,666	(6,273)	58,904
Treasury stock purchases	(3,197)	(546)	(3,590)	(30,946)	(14,552)
Reissuances of treasury stock	6,271	5,942	1,262	19,797	8,563
Proceeds from issuance of common stock	6,287	1,283	2,588	12,014	12,694

Net cash provided by (used for) financing activities	8,687	(240,051)	22,341	(260,830)	65,810

Effect of exchange rate changes on cash	4,202	(17,634)	(1,857)	(25,416)	(1,754)
Net increase (decrease) in cash and cash equivalents	(481)	(278,265)	180,184	(358,370)	158,570
Cash and cash equivalents at beginning of period	374,648	652,913	552,353	732,537	573,967

Cash and cash equivalents at end of period	$374,167	$374,648	$732,537	$374,167	$732,537

(1)	Derived from audited financial statements

Lam Announces Financial Results for the June 2009 Quarter

Reconciliation of U.S. GAAP Net Loss to Ongoing Net Loss

(in thousands, except per share data and percentages)

	Three Months Ended	Three Months Ended
	June 28, 2009	March 29, 2009
U.S. GAAP net loss	$(88,490)	$(198,359)
Pre-tax non-ongoing items:
Goodwill impairment - operating expenses	7,179	89,076
Legal judgment - operating expenses	4,647	—
Restructuring and asset impairments - cost of goods sold	—	10,217
Restructuring and asset impairments - operating expenses	5,396	13,028
409A expense - operating expenses	982	646
One-time contract termination costs - operating expenses	413	—
Impairment of investment - other income, net	—	1,543
Exchange rate gain associated with accelerated tax planning strategy - other income, net	—	(6,674)
Net tax benefit on non-ongoing items	(4,556)	(5,506)
Net tax expense on resolution of certain tax matters	3,637	—
Net tax expense for valuation allowance	13,787	—
Net tax expense on change in state tax law	—	5,244
Net tax expense on accelerated tax planning strategy	—	1,014

Ongoing net loss	$(57,005)	$(89,771)

Ongoing net loss per diluted share	$(0.45)	$(0.71)

Number of shares used for diluted per share calculation	126,273	125,566

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Loss to Ongoing Gross Margin, Operating Expenses and Operating Loss
(in thousands, except percentages)

	Three Months Ended	Three Months Ended
	June 28, 2009	March 29, 2009
U.S. GAAP gross margin	$67,757	$36,515
Pre-tax non-ongoing items:
Pre-tax restructuring and asset impairments - cost of goods sold	—	$10,217
Ongoing gross margin	$67,757	$46,732

U.S. GAAP gross margin as a percent of revenue	31.1%	20.9%
Ongoing gross margin as a percent of revenue	31.1%	26.8%
U.S. GAAP operating expenses	$132,943	$231,699
Pre-tax non-ongoing items:
Goodwill impairment - operating expenses	(7,179)	(89,076)
Legal judgment - operating expenses	(4,647)	—
Restructuring and asset impairments - operating expenses	(5,396)	(13,028)
One-time contract termination costs - operating expenses	(413)	—
409A expense - operating expenses	(982)	(646)

Ongoing operating expenses	$114,326	$128,949

Ongoing operating loss	$(46,569)	$(82,217)

Ongoing operating margin as a percent of revenue	-21.4%	-47.1%